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Master COLI Application for Life Insurance

John Hancock Life Insurance Company (U.S.A.)

(hereinafter referred to as The Company)

Service Office:
COLI Unit
197 Clarendon Street
Boston MA 02116-5010

- *Print and use black ink. Any changes must be initialed by the Owner's Authorized Officer.*

Owner

1. a) Name(s) of Owner(s): ABC COMPANY

b) Address (Street No. & Name, City, State, Zip code): 416 CENTER STREET, ANYTOWN AS 12346

c) Tax ID Number: 1 2 3 4 5 6 7 8 9

Beneficiary Information

2. ☒ Owner ☐ Other

Policy Details - For Variable Insurance Policies, complete required Application Supplement for Investment Allocation and Investor Suitability form.

3. Plan Name ☒ Corporate VUL ☐ Other

4. Supplementary Benefits

☐ Overloan Protection Rider

☐ Return of Premium Death Benefit (with DB Option 1 only)

Increase Rate ☐ Yes ______ % ☐ No

Percentage of Premiums to be returned at death (Whole numbers only. Maximum 100%) ______ %

☐ Supplemental Face Amount (SFA) (Check only one option below.)

☐ Level Supplemental Face Amount (SFA)

☐ Custom or increasing SFA schedule. Please complete Application Supplement - Customized Schedule form.

☐ Other

5. ☐ Insurance amounts to be applied for in accordance with Insurance Schedule or Census and Consent to Life Insurance forms.

6. Death Benefit Option ☒ Option 1 (Face Amount) ☐ Option 2 (Face Amount plus Policy Value)

7. Loan Interest Rate ☒ Fixed ☐ Other ______ %

8. Life Insurance Qualification Test ☒ Guideline Premium (GPT) ☐ Cash Value Accumulation (CVAT)

Note: Elected test cannot be changed after the policy is issued. You may request an Illustration on both tests before making your election.

Premiums

9. Amount $ 1,691.25 Frequency ☒ Annual ☐ Other

Premium Notices and Correspondence

10. a) Send Premium Notices to: (Select one)

☒ Owner ☐ Proposed Life Insured

☐ Other: Name / Street No. & Name, Apt No., City, State, Zip code

b) Send Policy Correspondence to: (Select one)

☐ Owner ☐ Proposed Life Insured ☒ Same as 10. a) above

☐ Other: Name / Street No. & Name, Apt No., City, State, Zip code

Existing Insurance - Owner Replacements

11. Will this insurance replace existing policies or are you considering using funds from existing policies to pay premiums due on the new policy or contract?

☐ Yes ☒ No If **Yes**, please complete the IMPORTANT NOTICE: Replacement of Life Insurance or Annuities.

Special Requests

12. a) ☐ Special Policy Date b) ☐ Other

Telephone and/or Internet Transfer/Allocation Change Authorization

13. I understand and agree that:

a) By checking one of the boxes below, I am authorizing The Company to accept telephone and Internet transfers and allocation changes. Telephone and Internet transfers and allocation changes will also be subject to the terms and conditions of the policy, and the administrative requirements of The Company.

b) **The Company will honor telephone and Internet instructions from anyone who provides correct identifying information.** The Company, its agents or representatives of employees who act on its behalf will not be subject to any claim, liability, loss, expense or cost if acted on in good faith upon telephone or Internet instructions it reasonably believes to be genuine in reliance on this signed authorization.

c) The Company, at its option alone and without prior or subsequent notice to the Owner(s), or any other person or representative of the Owner(s), may record all or part of any telephone conversation containing telephone transfer and/or allocation change instructions.

d) All terms of the Authorization are binding upon the agents, heir and assignees of the Owner(s).

e) This Telephone and Internet Transfer/Allocation Change Authorization will be effective until such time as (a) written revocation is received by The Company's Service Office, or (b) The Company discontinues this privilege, whichever occurs first.

Please check (✓) ONLY one box:

☒ I authorize The Company to accept telephone and Internet instructions from me or any co-owner.

☐ I authorize The Company to accept telephone and Internet instructions from me, any co-owner or our Registered Representative.

Declarations and Owner/Taxpayer Certification

DECLARATIONS

I declare that the statements and answers in this application, and any form that is made part of this application, are complete and true to the best of my knowledge. I believe they are correctly recorded. I believe that all of the lives under the attached schedule are actively at work full time and physically performing all of the duties of their usual employment. Full time employment is defined as at least 30 hours per week at their regular place of employment. Furthermore, each participant has consented to the beneficiary details, the insurance coverage amount as per this master application; and the attached insurance schedule. They have each attested that they have not been absent from work in the past 90 days because of illness or injury; or have provided details that were deemed satisfactory for the purposes of the Company's underwriting guidelines. In addition, I understand and agree that:

1. The Insurance Schedule, the Consent to Life Insurance forms, and any Application Supplement shall form part of the application for life insurance.
2. Insurance under any policy issued as a result of this application will not be effective, and no insurance shall be provided prior to the later of the date the first premium is paid in full and the date the policy has been delivered; provided that at the time of delivery there has been no deterioration in the insurability of any person proposed for life insurance as stated in the application, since the date of the application.
3. Acceptance of the policy will, where permitted by law, constitute agreement to its terms and ratification of any changes specified by The Company in the policy, except that any change of amount, classification, plan, benefits or age at issue will be made only with the Owner's written consent.
4. Any person who knowingly and with intent to defraud any insurer: (a) files an application for insurance or statement of claim containing any materially false information, or (b) conceals for the purpose of misleading any insurer, information concerning any material fact thereto, may be committing a fraudulent insurance act.

OWNER/TAXPAYER CERTIFICATION - MUST BE COMPLETED

Under the penalties of perjury, I the Owner, certify that:

1. The number shown on Page 1 of the application is my correct taxpayer identification number (if number has not been issued, write "Applied for" in the box on Page 1), AND

2. Check the applicable box:

☐ I am not subject to Backup Tax Withholding because (a) I am exempt from Backup Tax Withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to Backup Tax Withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to Backup Tax Withholding, AND

☒ The Internal Revenue Service (IRS) has notified me that I am subject to Backup Tax Withholding, AND

3. I am a U.S. resident (including a U.S. resident alien).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid Backup Tax Withholding.

Signatures (Please read all of the above Declarations and Owner/Taxpayer Certification before signing this form.)

THIS APPLICATION FOR LIFE INSURANCE INCLUDES THE INSURANCE SCHEDULE OR CENSUS, CONSENT TO LIFE INSURANCE FORMS, APPLICATION SUPPLEMENT FOR INVESTMENT ALLOCATION AND INVESTOR SUITABILITY AND APPLICATION SUPPLEMENT - CUSTOMIZED SCHEDULE, IF APPLICABLE.

Signed at City, State	This	Day of	Year

Witness	Owner's Name
x	

Agent/Registered Representative, if other than Witness	Signature and Title of Authorized Officer
x	x